Exhibit 3.501

FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE

20011084612 C
$ 100.00
SECRETARY OF STATE
04-25-2001 11:55:37
ARTICLES OF ORGANIZATION
OF
FRONTIER WASTE SERVICES (COLORADO), LLC
     The undersigned, a natural person eighteen years of age or older, intending to organize a limited liability company pursuant to §§7-80-203, Colorado Revised Statutes (C.R.S.), delivers these Articles of Organization to the Colorado Secretary of State for filing, and states as follows:
1.	The name of the limited liability company is Frontier Waste Services (Colorado), LLC.

2.	The principal place of business of the limited liability company is 1675 Broadway, Denver, Colorado 80202.

3.	The name, and the business address, of the registered agent for service of process on the limited liability company are: The Corporation Company, 1675 Broadway, Denver, Colorado 80202.
4.	☑	a.	The management of the limited liability company is vested in managers rather than in members.
     The name(s) and business address(es) of the initial manager(s) is (are):

Organizer (signature):	/s/ Larry J. Martin
Signer’s Name Printed:	Larry J. Martin
COMPUTER UPDATE COMPLETE
MJ

Document processing fee
If document is filed on paper	$125.00
If document is filed electronically	$25.00
Fees & forms/cover sheets are subject to change
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.
Colorado Secretary of State
Date and Time: 12/04/2008 07:48 AM
ID Number: 20011084612
Document number: 20081629793
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment
     filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.)

ID number:	20011084612

1. Entity name:	FRONTIER WASTE SERVICES (COLORADO), LLC

(If changing the name of the limited liability company, indicate name BEFORE the name change)

2. New Entity name: (if applicable)

3. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4. Other amendments, if any, are attached.

5. If the limited liability company’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:

(mm/dd/yyyy)

OR

If the limited liability company’s period of duration as amended is perpetual, mark this box: ☑

6. (Optional) Delayed effective date:

(mm/dd/yyyy)
Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

7. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	White	Jo Lynn

	(Last)	(First)	(Middle)	(Suffix)

18500 North Allied Way

(Street name and number or Post Office Box information)

	Phoenix	AZ	85054

	(City)	(State)	(Postal/Zip Code)
United States

	(Province — if applicable)		(Country — if not US)
(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)
Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

ATTACHMENT TO
ARTICLES OF AMENDMENT OF
FRONTIER WASTE SERVICES (COLORADO), LLC
(ID #20011084612)
Paragraph 4 of the Articles of Organization of Frontier Waste Services (Colorado), LLC is hereby amended in its entirety as follows:
     4. The management of the limited liability company is vested in the sole member rather than in managers. The name and address of the limited liability company’s sole member is Frontier Waste Services, L.P., 18500 North Allied Way, Phoenix, Arizona 85054.